Exhibit (m)(xi) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                                  EXHIBIT B
                                    to the
                        Class B Shares Rule 12b-1 Plan

                            VISION GROUP OF FUNDS

                              Class B Shares of:
              Vision Managed Allocation Fund - Aggressive Growth
             Vision Managed Allocation Fund - Conservative Growth
               Vision Managed Allocation Fund - Moderate Growth


      This Plan is adopted by VISION GROUP OF FUNDS with respect to the Class B Shares of the portfolio(s) of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class B Shares of each individual Fund listed above during the month.

      Witness the due execution hereof this 1st day of March, 2002.


                                    VISION GROUP OF FUNDS



                                    By:  /s/ Beth S. Broderick
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President